Exhibit 10.2

NONSTATUTORY STOCK OPTION AGREEMENT

AGREEMENT made as of the            day of           ,       , between PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and                (“Employee”).

To carry out the purposes of the PARTICLE DRILLING TECHNOLOGIES, INC. 2005 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1.                                       Grant of Option.  The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of            shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.  Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.  This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2.                                       Purchase Price.  The purchase price of Stock purchased pursuant to the exercise of this Option shall be the Stock’s Fair Market Value on the date of grant of this Option, which will be determined after the close of the date of grant (such purchase price being $                            per share).  For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3.                                       Exercise of Option.  Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Number of Full Years		Percentage of Shares That May Be Purchased
Less than	1 year	0%
	1 year	33 1/3%
	2 years	66 2/3%
	3 years or more	100%

Notwithstanding the exercise schedule above, if Employee has been continuously employed by the Company during the period beginning on the date of grant of this Option and ending immediately prior to the consummation of any Corporate Change (as defined below), this Option shall be exercisable for the entire number of shares set forth in Paragraph 1 hereof upon the consummation of such Corporate Change.  For purposes of the preceding sentence, the term “Corporate Change” shall have the same meaning as is assigned to such term in the Plan; provided, however, that the term “Corporate Change” shall not include any reorganization, merger, consolidation, or similar transaction or series of transactions pursuant to which the record holders of the outstanding shares of the Company’s stock immediately prior to such transaction or series of transactions continue to hold immediately following such transaction or series of transactions 50% or more of the outstanding voting securities (based upon voting power) of (a) any entity which owns (directly or indirectly) the stock of the Company, (b) any entity with which the Company has merged, or (c) any entity that owns an entity with which the Company has merged.  In addition, in no event shall a recapitalization of the Company, a reclassification of the Company’s capital stock, or other change in the Company’s capital structure (a “recapitalization”) constitute a Corporate Change, and the exercise of this Option shall not be accelerated upon the occurrence of any such recapitalization.

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

(a)                                  If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised for the entire number of shares set forth in Paragraph 1 hereof by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

(b)                                 If Employee dies while in the employ of the Company, Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option for the entire number of shares set forth in Paragraph 1 hereof at any time during the period of one year following the date of Employee’s death.

(c)                                  If Employee’s employment with the Company is subject to an Involuntary Termination during a Change of Control Period (as such terms are defined in that certain Employment Agreement effective as of January 23, 2006 between Employee and the Company, as the same may be amended from time to time (the “Employment Agreement”)), this Option may be exercised for the entire number of shares set forth in Paragraph 1 hereof by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

(d)                                 If Employee’s employment with the Company terminates for any reason other than as described in (a), (b), or (c) above, unless such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.  As used in this paragraph, the term “cause” shall have the meaning ascribed such term in the Employment Agreement.

This Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof.  The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing.  No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.  Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4.                                       Withholding of Tax.  To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company or the Committee may approve.  In addition, the Company may withhold a number of shares (valued at their fair market value on the date of withholding of such shares) otherwise to be delivered on exercise to satisfy such withholding obligation.  No exercise of this option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company or the Committee to satisfy all applicable minimum tax withholding requirements of the Company.

5.                                       Status of Stock.  The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable.  In the absence of such effective registration or an available exemption from registration under the Securities Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Securities Act is available.  The Company intends to use its reasonable efforts to ensure that no such delay will occur.  In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  Employee also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

6.                                       Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option.  Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

7.                                       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

8.                                       Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

9.                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws principles thereof.

10.                                 Jurisdiction.                          Each of the Company and Employee hereby irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts sitting in Harris County, Texas with respect to any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and (ii) waives the right to contend in any such action that venue is improperly laid in any such court or that it is an improper or inconvenient forum or lacks personal jurisdiction.  If Employee now or hereafter resides outside the State of Texas, Employee hereby irrevocably appoints the General Counsel of the Company as Employee’s authorized agent upon whom process may be served at such General Counsel’s Company office for notices under this Agreement in any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any state or federal court in the State of Texas by the Company, and Employee hereby agrees to so act.  Employee agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the authorized agent of Employee and written notice of such service to Employee shall be deemed, in every respect, effective service of process as to Employee for purposes of any such suit, action, or proceeding instituted in any state or federal court in the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the day and year first above written.

PARTICLE DRILLING TECHNOLOGIES, INC.

By:
Name:
Position:

EMPLOYEE